UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 10, 2021

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On November 10, 2021, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the quarter ended September 30, 2021. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 10, 2021

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 11, 2021

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Investor Relations Gene Bertcher, (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports First Quarter 2021 Results

Dallas (November 10, 2021) – New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based company, today reported Results of Operations for the third quarter ended September 30, 2021.

The Company reported net loss from continuing operations of $8,000 for three months ended September 30, 2021, as compared to net income of $82,000 for the similar period in 2020.

For the three months ended September 30, 2021 and 2020, the Company recorded rental revenue of $25,000.

For the three months ended September 30, 2021, corporate general & administrative expenses were $53,000 as compared to $65,000 for the comparable periods in 2020.

For the three months ended September 30, 2020 the Company reported other income of $83,000 which represents a tax refund for taxes paid in prior years.

For the three months ended September 30, 2020 the Company recorded a gain from discontinued operation of $2,100,000. Included in 2020 is a gain from the sale of the oil and gas business of $2,138,000.

Contact:

New Concept Energy, Inc.

Gene Bertcher, (800) 400-6407

info@newconceptenergy.com

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(amounts in thousands)
	September 30, 2021	December 31, 2020

Assets

Current assets
Cash and cash equivalents	$249	$27
Current portion note receivable (including $3,637 and $3,631 in 2021 and 2020 from related parties	3,596	3,683
Other current assets	38	92
Total current assets	$3,883	$3,802

Property and equipment, net of depreciation
Land, buildings and equipment	647	656

Note receivable	-	153

Total assets	$4,530	$4,611

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NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(unaudited)
(dollars in thousands, except par value amount)

	September 30, 2021	December 31, 2020

Liabilities and stockholders' equity

Current liabilities
Accounts payable - (including $33 and $55 due to related parties in 2021 and 2020)	$66	$80
Accrued expenses	19	32
Current portion of long term debt	-	52
Total current liabilities	85	164

Long-term debt
Notes payable less current portion	-	122

Total liabilities	85	286

Stockholders' equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000
shares; issued and outstanding, 5,131,934 shares
at September 30, 2021 and December 31, 2020	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(59,186)	(59,306)

Total shareholder equity	4,445	4,325

Total liabilities & equity	$4,530	$4,611

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NEW CONCEPT ENERGY, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

(amounts in thousands, except per share data)

	For the Three Months ended September 30,		For the Nine Months ended September 30,

	2021	2020	2021	2020
Revenue
Rent	$25	$25	$76	$76

Operating expenses
Operating Expenses	34	15	71	46
Corporate general and administrative	53	65	238	296
Total operating expenses	87	80	309	342
Operating earnings (loss)	(62)	(55)	(233)	(266)

Other income (expense)
Interest income from a related party	53	54	159	172
Interest income from a third party	2	3	8	12
Interest expense	(1)	(3)	(5)	(9)
Other income (expense), net	-	83	191	83
	54	137	353	258

Earnings (loss) from continuing operations	$(8)	$82	$120	$(8)

Discontinued Operations
Loss from discontinued operations	-	(38)	-	(182)
Gain from disposal of oil & gas operations	-	2,138	-	2,138
	-	2,100	-	1,956

Earnings (loss) applicable to common shares	$(8)	$2,182	$120	1,948

Net income (loss) per common share-basic and diluted	$0.01	$0.43	$0.02	$0.38

Weighted average common and equivalent shares outstanding - basic	5,132	5,132	5,132	5,132